Exhibit 99.1

FOR IMMEDIATE RELEASE

Agilysys Announces Agreement to Sell Its Technology Solutions Business and

Focus Exclusively on Its Higher-Margin Hospitality and Retail Solutions

Businesses

•	Agilysys to sell Technology Solutions Group (TSG) to OnX Enterprise Solutions for $64 million in cash

•	Future growth to be fueled by growing market opportunity in retail and hospitality markets

•	Agilysys will have in excess of $120 million in cash on hand after the transaction closes and will be debt-free

•	Strategic emphasis to focus on improving business performance and returning capital to shareholders

•	Board also announces that current Agilysys president and CEO Martin Ellis will step down and current Board member James Dennedy will assume role of interim president and CEO

CLEVELAND – May 31, 2011 – Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, announced today that it entered into a definitive agreement to sell its $474 million-revenue Technology Solutions Group (TSG) business for a purchase price of $64 million to OnX Enterprise Solutions. OnX is a leading IT solutions provider based in Toronto, Canada, focused on designing and delivering mission-critical data center solutions. OnX, founded in 1983, has been recognized as one of Canada’s 50 Best Managed Companies as well as one of the Top 75 Best Workplaces. The transaction is subject to approval by Agilysys shareholders and is expected to close in the Company’s fiscal 2012 second quarter, which ends September 30, 2011.

The Board also announced that Martin Ellis, the architect of Agilysys’ multi-year restructuring, will be stepping down as president and chief executive officer to pursue other career interests. Ellis will continue to serve as special advisor to the Board’s non-executive chairman, Keith Kolerus, in support of the Company’s transition until the annual meeting of shareholders to be held July 28, 2011. James H. Dennedy, a member of the Board, has been appointed as interim president and CEO.

Going forward, Agilysys will focus on three key objectives:

•	Improving the operating and financial performance of the core retail and hospitality businesses

•	Profitably growing these core businesses

•	Making select investments to enhance its core offerings

“The Company intends to achieve its objectives through a tighter coupling and management of the operating expenses of the businesses and sharpening the focus of our investments to concentrate on growth opportunities with the highest return. We will address the growth opportunities by utilizing our distinctively new, industry-specific enterprise applications being deployed across our growing marquee customer base in the global hospitality markets, and leveraging our market-leading solutions in the grocery, chain drug, and general and specialty retail segments,” Dennedy said.

Sale of TSG and Distribution of Proceeds

“Following a comprehensive strategic review by our Board of Directors, we determined it was in the best interest of our shareholders to monetize the value of TSG and operate a more focused and higher-margin business,” Ellis said.

“Improving operating performance and returning capital to shareholders will be our top priorities for how we think about using the cash on hand. To that end, the priorities for the use of cash will be funding our working capital needs, making select investments in the businesses and returning excess cash to shareholders as prudently as possible,” Dennedy said.

TSG is a leading IT solutions provider focused on enterprise-class, multi-vendor, data center solutions to medium and large enterprises in the United States, United Kingdom and Canada. For more than 25 years, TSG has been delivering unsurpassed value to its clients in these areas. Based on TSG’s unaudited revenues of approximately $474 million for the fiscal year ended March 31, 2011, TSG accounted for approximately 70% of Agilysys’ consolidated sales.

The agreement to sell TSG to OnX Enterprise Solutions for $64 million in cash is subject to a working capital adjustment to be determined as of close, as well as certain customary closing conditions, including shareholder approval. The Company does not expect to pay taxes on the proceeds. Shareholders are encouraged to review the preliminary proxy materials related to the proposed transaction which the Company plans to file as soon as practicable following this announcement. BofA Merrill Lynch served as financial advisor and Jones Day served as legal counsel to Agilysys in connection with the transaction.

“The combination of OnX and TSG will create North America’s leading IT solutions provider focused solely on providing mission-critical, multi-vendor data center solutions to medium and large enterprises,” said Sheldon Pollack, co-founder and Director of OnX Enterprise Solutions. “The combined organization will have annual revenues in excess of $700 million and will be ideally positioned to serve customers with requirements on both sides of the border. We look forward to welcoming TSG’s employees, partners and customers to the OnX family and continuing TSG’s 25-year tradition of technical excellence and market-leading customer service.”

Agilysys Strategic Direction and Business Performance

Following the close of the transaction, Agilysys will continue to operate as a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries. The remaining business – consisting of the Company’s existing Hospitality Solutions Group (HSG) and Retail Solutions Group (RSG) – specializes in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. Agilysys will continue to operate extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong.

Agilysys’ fiscal 2011 unaudited revenues from HSG and RSG were in excess of $200 million, with a combined gross margin of approximately 38%. “Both HSG and RSG have newly released technology. This new technology, along with our goal to achieve a more tightly focused strategy and improved alignment of operating expenses, gives me confidence in the Company’s ability to deliver improved operating and financial results, profitably grow the businesses, and return significant capital to our shareholders,” Dennedy said.

In fiscal 2011, HSG unaudited revenues increased approximately 12%. Growth in verticals such as food service, higher education, cruise lines and restaurants resulted in a broader customer base for HSG. The business’s top two customers for fiscal 2011 were from outside the gaming industry, its historical core market. Other recent developments include the signing in May 2011 of a new contract in excess of $1 million involving three casinos; recent contract signings for Guest 360™ – Agilysys’ leading-edge property management system – with several boutique hotels and casinos; and a new contract with a major food service customer in China as the business continues to expand in international markets.

RSG also continues its strategic growth, highlighted by the recent signing of the largest multi-year contract in its history, worth more than $40 million over the next 24 months. In addition, RSG’s mobile point-of-sale system recently was approved by two major specialty retailers; a major supermarket chain has engaged RSG for a comprehensive new point-of-sale solution project; and RSG replaced a competitor in one of the largest convenience store franchises in the United States.

In April, both RSG and HSG were recognized with the IBM Retail Store Solutions (RSS) Solution Provider Excellence Award, marking the 16th consecutive year that the Company has received the award.

CEO Leadership Transition and Succession Planning

Ellis, 46, was appointed president and chief executive officer and elected to the Agilysys Board of Directors in October 2008. He joined the Company in 2003 as executive vice president for corporate development and investor relations, and became chief financial officer and treasurer in 2005. Prior to joining Agilysys, Ellis was senior vice president and principal at New York-based Stern Stewart & Co., a global financial consulting firm, where he served as financial advisor to Pioneer-Standard Electronics, the predecessor company of Agilysys.

In his eight years at Agilysys, Ellis played a pivotal role in leading the Company through numerous acquisitions and realignments during challenging market conditions, as well as a protracted proxy contest. During his tenure, the Company strategically transformed itself from an undersized distributor with limited growth opportunities to a leading provider of higher-margin innovative IT solutions. The sale of TSG is the capstone step in this long-term strategic transformation.

“We appreciate all of Martin’s contributions to Agilysys as he demonstrated tremendous leadership and financial skills, along with a strong commitment to creating shareholder value, and helped guide the Company through extremely challenging times,” said Keith M. Kolerus, non-executive chairman. “Martin will play an important role to ensure a seamless transition, and we wish him all the best in his future endeavors.”

Dennedy, 45, was appointed to the Company’s Board of Directors in June 2009. He served on the audit committee and on the Company’s special committee that oversaw the sale of TSG. Prior to his appointment as the interim President and CEO, Dennedy was a principal and chief investment officer of a New York-based hedge fund focused on small and microcap investments. Prior to that, Dennedy was president and chief executive officer of Engyro Corporation, an enterprise software company that provided IT systems management interoperability solutions. He served as a public company director at NaviSite, Inc., where he was chair of the audit committee and a member of the compensation committee. He also was a director of I-many, Inc., and Entrust, Inc.

“Jim has extensive operational, capital market and mergers and acquisitions experience. His corporate experience, specific familiarity with the needs of Agilysys and leadership skills uniquely qualify him to serve as CEO during this transition period,” Kolerus said. “He will lead our ongoing efforts to resize the Company and align our resources and operations to optimize efficiencies and growth in the hospitality and retail markets.”

Conference Call

A conference call will be conducted Tuesday, May 31, 2011, at 11:30 a.m. Eastern Time, which can be accessed by dialing 866-843-0890, passcode 4725446#. A replay of the call will be available at 1 p.m. Eastern Time, May 31, 2011, by dialing 877-344-7529 or 412-317-0088, passcode 451385#, until June 6, 2011, at 9:00 a.m. Eastern Time.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Agilysys Inc., 28925 Fountain Parkway, Solon, Ohio, 44139, Attention: Treasurer.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on June 25, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Forward-Looking Language

This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this release and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences related to the concentrated ownership of our outstanding shares by MAK Capital, unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences, and uncertainties associated with the proposed sale of the Company’s TSG business to OnX Enterprise Solutions, including uncertainties related to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.

About Agilysys, Inc.

Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries. The Company specializes in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. Agilysys serves casinos, resorts, hotels, food service venues, stadiums, cruise lines, grocery stores, convenience stores, and general and specialty retail businesses, and partners. Headquartered in Cleveland, Ohio, Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong. For more information, visit www.agilysys.com.

About OnX Enterprise Solutions

OnX Enterprise Solutions Ltd. is a leading IT solutions provider with an exceptional track record of delivering results to its clients. With more than 25 years of experience, time-tested business acumen and a unique vendor-neutral approach that ensures unbiased solution design, OnX is one of the world’s leading IT solution providers. Operating internationally, OnX has offices in Canada, the United States and Europe.

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Investor and Media Contact:

Curtis Stout

Vice President and Treasurer

Agilysys, Inc.

440-519-8635

curtis.stout@agilysys.com

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